Exhibit 99.1

Item 9.01(a) Financial Statements of Business Acquired – Audited Financial Statements

FULLSCOPE, INC.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2008 and 2007

FULLSCOPE, INC. AND SUBSIDIARIES

Table of Contents

December 31, 2008 and 2007

Independent Auditors’ Report

The Board of Directors

Fullscope, Inc. and Subsidiaries

Athens, Alabama

We have audited the accompanying consolidated balance sheets of Fullscope, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits of the consolidated financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fullscope, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the 2007 financial statements have been restated to reflect a correction in allocation of income between tax jurisdictions reflected in the 2007 income tax provision.

July 22, 2009

FULLSCOPE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2008 and 2007

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,246,973	$1,325,503
Accounts receivable, net	2,999,974	4,353,773
Prepaid expenses and other current assets	221,933	158,091

Total current assets	4,468,880	5,837,367

Property and equipment, net	167,913	233,716

Other assets:
Restricted cash	25,000	25,000
Capitalized software costs, net	2,097,032	1,789,977

Total other assets	2,122,032	1,814,977

Total assets	$6,758,825	$7,886,060

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$2,806,455	$3,382,442
Line of credit	1,755,921	1,462,145
Current maturities of long-term debt	—	281,250
Notes payable, related parties, current	250,000	250,000
Note payable, current	—	4,587
Current portion of capital lease obligations	63,619	75,237
Deferred revenue	982,577	859,570

Total current liabilities	5,858,572	6,315,231

Notes payable, related parties	—	250,000
Accrued expenses	209,233	—
Capital lease obligations	37,985	70,256
Warrant liability	70,888	77,374

Total long-term liabilities	318,106	397,630

Series III redeemable convertible preferred stock, $0.0001 par value, 583,175,210 shares designated, 523,392,296 shares issued and outstanding (liquidation preference of $3,502,629)	3,216,855	2,757,226

Series IV redeemable convertible preferred stock, $0.0001 par value, 273,760,973 shares designated, 193,791,264 shares issued and outstanding (liquidation preference of $1,280,400)	1,280,399	1,174,678

Total redeemable convertible preferred stock	4,497,254	3,931,904

Common stock, $0.0001 par value, 1,992,502,790 shares authorized,
75,495,728 and 18,330,865 shares issued and outstanding	7,549	1,833
Additional paid in capital	24,852,217	25,417,567
Accumulated other comprehensive loss	(734,694)	(487,963)
Accumulated loss	(28,040,179)	(27,690,142)

Total stockholders’ deficit	(3,915,107)	(2,758,705)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$6,758,825	$7,886,060

See accompanying notes to consolidated financial statements.

FULLSCOPE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2008 and 2007

	2008	2007
Revenue:
License fees and other professional services	$19,822,736	$21,602,698
Reimbursable expenses	1,143,967	1,678,425

Total revenues	20,966,703	23,281,123

Cost of revenue:
Project and personnel costs	12,145,791	12,817,027
Software and license costs	840,577	777,986
Reimbursable expenses	1,143,967	1,678,425

Total cost of revenue	14,130,335	15,273,438

Gross profit	6,836,368	8,007,685

Operating expenses:
Selling, general and administrative	5,145,773	4,534,743
Research and development	575,721	645,788
Axapta process	836,130	509,807
Customer relations	203,488	259,595
Depreciation	131,707	118,492

Total operating expenses	6,892,819	6,068,425

Operating (loss) income	(56,451)	1,939,260

Other expense:
Interest income	20,592	—
Interest expense	(194,436)	(340,360)
Other expense, net	(145,532)	(87,495)
Loss on foreign currency exchange	(2,583)	(513)

Total other expense, net	(321,959)	(428,368)

(Loss) income before income taxes	(378,410)	1,510,892

(Benefit) provision for income taxes	(28,373)	565,856

Net (loss) income	$(350,037)	$945,036

See accompanying notes to consolidated financial statements.

FULLSCOPE, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2008 and 2007

	2008	2007

Net (loss) income	$(350,037)	$945,036

Foreign currency translation adjustment	(246,731)	(73,005)

Comprehensive (loss) income	$(596,768)	$872,031

See accompanying notes to consolidated financial statements.

FULLSCOPE, INC. AND SUBSIDIARIES

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For the Years Ended December 31, 2008 and 2007

									Accumulated
					Total				Foreign
	Series III Convertible		Series IV Convertible		Redeemable			Additional	Currency		Total
	Preferred Stock		Preferred Stock		Preferred	Common Stock		Paid-In	Translation	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Stock	Shares	Amount	Capital	Adjustment	Deficit	Deficit
Balance as of December 31, 2006	523,392,296	$2,311,583	—	—	$2,311,583	18,330,865	$1,833	25,905,668	(414,958)	(28,635,178)	(3,142,635)

Issuance of Series IV convertible preferred stock	—	—	193,791,264	$1,132,260	1,132,220	—	—	—	—	—	—
Accretion of redeemable preferred stock	—	445,643	—	42,458	488,101	—	—	(488,101)	—	—	(488,101)
Foreign currency translation	—	—	—	—	—	—	—	—	(73,005)	—	(73,005)
Net income	—	—	—	—	—	—	—	—	—	945,036	945,036

Balance as of December 31, 2007	523,392,296	$2,757,226	193,791,264	$1,174,678	$3,931,904	18,330,865	$1,833	25,417,567	(487,963)	(27,690,142)	(2,758,705)

Exercise of stock options	—	—	—	—	—	57,164,863	5,716	—	—	—	5,716
Accretion of redeemable preferred stock	—	459,629	—	105,721	565,350	—	—	(565,350)	—	—	(565,350)
Foreign currency translation	—	—	—	—	—	—	—	—	(246,731)	—	(246,731)
Net loss	—	—	—	—	—	—	—	—	—	(350,037)	(350,037)

Balance as of December 31, 2008	523,392,296	$3,216,855	193,791,264	$1,280,399	$4,497,254	75,495,728	$7,549	24,852,217	(734,694)	(28,040,179)	(3,915,107)

See accompanying notes to consolidated financial statements.

FULLSCOPE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2008 and 2007

	2008	2007
Cash Flows from Operating Activities:
Net (loss) income	$(350,037)	$945,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	131,707	118,492
Amortization	840,577	629,426
Amortization of debt discount	—	20,186
Change in warrant liability	(6,486)	18,530
Interest accrued on convertible stockholder notes payable	—	37,937
Changes in operating accounts:
Accounts receivable, net	1,353,799	(1,958,238)
Prepaid expenses and other current assets	(63,842)	12,027
Accounts payable	(202,060)	499,370
Accrued expenses	(164,694)	789,388
Deferred revenue	123,007	405,711

Net cash provided by operating activities	1,661,971	1,517,865

Cash Flows from Investing Activities:
Capitalization of software costs	(1,147,632)	(1,023,308)
Withdrawal of unrestricted cash	—	741
Purchases of property and equipment	(22,835)	(18,535)

Net cash used in investing activities	(1,170,467)	(1,041,102)

Cash Flows from Financing Activities:
Repayment of line of credit	(256,224)	—
Borrowing of line of credit	550,000	350,000
Repayment of long term debt	(531,250)	(343,750)
Borrowings under convertible stockholder notes payable	—	500,000
Payment capital lease obligations	(86,958)	(63,126)
Repayment on stockholder advances	(4,587)	(6,489)
Proceeds from issuance of common stock	5,716	—

Net cash (used in) provided by financing activities	(323,303)	436,635

Effects of exchange rates on cash	(246,731)	(73,005)

Net (decrease) increase in cash and cash equivalents	(78,530)	840,393
Cash and cash equivalents, beginning of period	1,325,503	485,110

Cash and cash equivalents, end of period	$1,246,973	$1,325,503

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$192,733	$254,449

Cash paid for income taxes	$386,552	$—

Supplemental Disclosure of Non-Cash Financing Activities:
Accretion of redeemable preferred stock	$565,350	$488,101

Acquisition of property and equipment under capital leases	$43,069	$166,792

Conversion of convertible stockholders’ notes payable and accrued interest to Series IV convertible redeemable preferred stock	$—	$1,132,220

See accompanying notes to consolidated financial statements.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Fullscope, Inc. (“Fullscope” or the “Company”) was incorporated July 14, 1999 in the state of Delaware. In February 2002, the Company acquired RedKlay Web Solutions, Inc., a company engaged in the business of developing, marketing, distributing, licensing, maintaining and supporting customer-driven collaborative commerce software and service solutions to middle-market manufacturing and distribution companies. After acquisition, the Company integrated the two operations, and offers uniform products and services to middle-market manufacturers under the name Fullscope. Fullscope Canada operations include a Canadian subsidiary, Fullscope Software Solutions Canada, Inc., which is engaged in the same line of business. In 2008, Fullscope changed the name of its Canadian Subsidiary from RedKlay Web Solutions Canada, Inc. to Fullscope Software Solutions Canada, Inc. (“Fullscope Canada”).

Fullscope specializes in helping mid-market manufacturers with revenues of less than $1 billion balance customer service and operational performance objectives. Fullscope solutions and services improve operational efficiency by integrating sales, production, inventory, quality control, distribution and customer service; increasing speed and flexibility of manufacturing operations; and providing real-time insight into production processes and costs.

The Company is an authorized Microsoft Business Solutions Dynamics AX Partner in North America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, from the date of acquisition. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

As of December 31, 2008 and 2007, one customer accounted for 10% and 13% of gross revenues and as of December 31, 2007 two customers accounted for 22% of gross revenue. As of December 31, 2008, one customer accounted for 11% of accounts receivable. As of December 31, 2007, two customers accounted for 22% and one customer accounted for 11% of accounts receivable. The Company licenses product for resale primarily from Microsoft. During the years ended December 31, 2008 and 2007, Microsoft accounted for 39% and 31% of purchases. As of December 31, 2008 and 2007, Microsoft accounted for 73% of accounts payable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains cash accounts with banks, which are in excess of insured limits. The Company does not believe the risk of loss is significant.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts of approximately $283,000 and $154,000 as of December 31, 2008 and 2007.

The Company grants credit for its products and services to its customers without requiring collateral or third party guarantees. The Company monitors customers’ payment history and establishes reserves for management’s estimate of bad debts and sales allowances. The bad debt allowance is shown as a reduction of accounts receivable on the balance sheet and an increase in general and administrative expense on the statement of operations. Allowance for sales returns are shown as reductions of accounts receivable on the balance sheet and reductions of revenue on the statement of operations. In the opinion of management, the allowances are adequate as of December 31, 2008 and 2007. Actual results could differ from the estimates that were used.

Restricted Cash

Restricted cash consists of a bank certificate of deposit required as collateral by the Company’s vendor agreement with Microsoft.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is primarily comprised of furniture and computer equipment which are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Property and equipment includes certain equipment under capital leases. These items are depreciated over the shorter of the lease period or the estimated useful life of the equipment.

Expenses for repair and maintenance are charged to operations as incurred. Upon retirement or sale, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to operations.

Capitalized Software Costs

The Company accounts for software development costs related to software products sold to customers in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed (“SFAS No. 86”), which requires capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. Software development costs consist primarily of compensation and related benefits, consulting fees and other operating costs associated with the software development department. Capitalized software costs are amortized over the period of expected benefit, which is typically two to four years, at a rate based on the higher of the straight-line or expected revenue methods. The Company has capitalized software costs of $3,808,206 and $2,660,574, less accumulated amortization of $1,711,174 and $870,597, as of December 31, 2008 and 2007.

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, notes payable, capital leases and preferred stock warrants. The carrying amounts of cash and cash equivalents, account receivable, and accounts payable approximate their fair values due to the short-term nature of such instruments. The carrying amounts of borrowings under the Company’s debt facilities approximate their fair values as of December 31, 2008 and 2007, based on the determination that the stated rates on such debt are consistent with current interest rates for similar borrowing arrangements available to the Company. The carrying amounts of preferred stock warrant liabilities are revalued and adjusted at the end of each reporting period to reflect their fair value using the Black-Scholes valuation model.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition and Deferred Revenues

The Company follows the provisions of AICPA Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by AICPA SOP 98-9, Modification of SOP 97-2 Software Revenue Recognition with Respect to Certain Transactions, and Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB 104, Revenue Recognition.

The Company generates revenues by charging license, subscription and maintenance fees for the use of its technology and reselling products, primarily from Microsoft. The Company also offers professional services related to these solutions for activities such as project implementation and training.

Total subscription fees are recognized ratably over the term of the agreement. Revenues from the sale of software licenses and custom development and implementation services under fixed-fee contracts are recognized using the percentage-of-completion method over the term of the development and implementation services. Losses expected to be incurred on custom development and implementation services contracts in process, for which the fee is fixed, are charged to income in the period in which the estimated losses are initially identified.

Revenues from the sale of standardized versions of software are recognized upon customer acceptance. Revenues from implementation services are recognized concurrently with the effort and costs incurred by the Company, at billable rates specified in the terms of the contract.

The Company sells maintenance contracts to provide updates and standard enhancements to its software products and also sells third party maintenance contracts for standardized versions of the software. Maintenance fee revenue for the Company’s software products is recognized ratably over the term of the arrangements, generally one year. Maintenance fee revenues for third party maintenance contracts are recognized upon customer acceptance. Deferred revenue of $482,577 and $859,570 as of December 31, 2008 and 2007 consist primarily of prepaid maintenance fees and implementation services which are deferred until the services have been delivered. Deferred revenue of $500,000 and $0 as of December 31, 2008 and 2007 related to an option payment received from Microsoft to purchase certain software (see Note 14).

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Reimbursable Out-of-Pocket Expenses

The Company pays on behalf of its customers travel and other out-of-pocket costs for which the Company is reimbursed at cost, without mark-up or profit. In accordance with Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”)Rule No. 01-14, Income Statement Characterization of Reimbursement Received for “Out-of-Pocket” Expenses Incurred (“EITF 01-14”), out-of-pocket costs are included in cost of revenue while the reimbursements received are reported as revenues in the statements of operations. Reimbursements included in cost of revenue were $1,143,967 and $1,678,425 as of December 31, 2008 and 2007.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was approximately $160,000 and $181,000 in 2008 and 2007.

Preferred Stock Warrant Liability

Effective January 1, 2006, the Company adopted the provisions of FASB Staff Position (“FSP”) No. 150-5, Issuer’s Accounting under Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable (“FSP 150-5”), an Interpretation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Pursuant to FSP 150-5, freestanding warrants for shares that are either puttable or warrants for shares that are redeemable are classified as liabilities on the balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income or expense.

Stock-Based Compensation

Employees – Effective January 1, 2006, the Company adopted Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”) which requires all share-based compensation to employees, including the grant of employee stock options, to be recognized in the income statement based on its fair value. The Company adopted SFAS 123R using the prospective method. Under this method, the provisions for SFAS 123R apply to all awards granted or modified after January 1, 2006. Awards outstanding at the adoption date continue to be accounted for using the accounting principles originally applied to the award. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-employees – Share-based compensation granted to non-employees is accounted for in accordance with SFAS 123R and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that compensation be recorded each reporting period for changes in the fair value of the Company’s stock until the measurement date. The measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

All options were fully vested in 2006, for the periods ended December 31, 2008 and 2007, there was no share-based compensation.

Comprehensive Income

SFAS 130, Reporting Comprehensive Income, requires the Company to display an amount representing the total comprehensive income for the period in the financial statement, which is displayed with the same prominence as other financial statements. The Company has reported its foreign currency translation as a component of comprehensive income.

Fair Value Measurements

In 2006, the FASB issued No. 157, Fair Value Measurements (“SFAS 157”). The guidance within SFAS 157 includes a definition of fair value, established a framework for measuring fair value in generally accepted accounting principles, and expands disclosure requirements in financials statements that incorporate fair value measurements. In accordance with FSP 157-2, the Company has elected to defer implementation of SFAS 157 as it relates to non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statement on a non-recurring basis until January 1, 2009. The measurement and disclosure provisions within SFAS 157 were adopted for financial assets and liabilities the year ending December 31, 2008.

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SFAS No. 157. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

For the years ending December 31, 2008 and 2007, the Company used the fair value of common stock to determine the value of warrants to purchase convertible redeemable preferred stock issued in connection with debt financing and recorded a warrant liability. The fair value of the warrants was determined using the Black-Scholes pricing model and assumptions that management believes market participants would use to determine a current transaction price. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in Level 3.

The following table summarizes the changes in fair value of the warrant liabilities classified in Level 3. Gains reported in this table include changes fair in value that are attributable to unobservable inputs.

Beginning balance as of December 31, 2007:	$77,374
Total gains or losses (realized/unrealized)
Change in warrant liability (included in other expense)	(6,486)

Ending balance as of December 31, 2008	$70,888

The amount of total loss for the period attributable to the change in unrealized losses relating to liability still held at the reporting date	$(6,486)

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Under SFAS 109, the liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and for tax carryforwards at enacted statutory tax rates in effect for the years in which the differences are expected to reverse.

The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 1:	DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (concluded)

On December 30, 2008, the FASB Staff issued FASB Staff Position FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises. Accordingly, the Company has elected to defer implementation of the provisions of FIN 48 until its fiscal year beginning after December 15, 2008.

Since the provisions of FIN 48 have not been implemented in accounting for uncertain tax positions, the Company continues to utilize its prior policy of accounting for these positions, following the guidance in SFAS No. 5, Accounting for Contingencies.

Restatement

The Company amended their 2007 tax returns to correct the allocation of income between tax jurisdictions and adjusted the income tax expense and payable. The restated accounts as of December 31, 2007 and for the year then ended are as follows:

Account	December 31, 2007, as Reported	December 31, 2007 Balance, Restated	Change
Accrued expenses	$2,244,249	2,187,705	56,544
Accumulated deficit	(27,746,686)	(27,690,142)	(56,544)
Provisions for income taxes	(622,400)	(565,856)	(56,544)
Net income	888,492	945,036	56,544

NOTE 2:	LIQUIDITY

The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had stockholders’ deficit and working capital deficit of $3,915,107 and $1,389,692 as of December 31, 2008. Subsequent to year-end, the Company closed a deal with Microsoft for $7.5M (See Note 14). The Company believes cash and cash equivalents are sufficient to satisfy requirements through 2009.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 3:	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:

	Estimated Useful Lives (in years)	2008	2007

Furniture and equipment	5	$1,139,072	1,082,460
Computer software and equipment	3	149,431	143,623

Total costs		1,288,503	1,226,083

Less accumulated depreciation and amortization		1,120,590	992,367

Property and equipment, net		$167,913	233,716

Depreciation expense for the years ended December 31, 2008 and 2007 was $131,707 and $118,492.

NOTE 4:	ACCRUED EXPENSES

Accrued expenses are comprised of the following as of December 31:

	2008	2007

Sales and other tax	$394,026	738,425
Customer settlement	625,000	125,000
Commissions and bonuses	327,663	360,754
Compensation	337,136	321,341
Vendor expenses	195,269	522,434
Vacation	89,293	105,729
Payroll taxes	24,762	14,022
Deferred rent	29,882	—

Total	2,023,031	2,187,705

Less long-term portion	209,233	—

Current portion	$1,813,778	2,187,705

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 5:	LINE OF CREDIT

The Company maintained a bank line of credit with a limit of $1,750,000 through March 2008 when it was increased to $2,250,000 and extended through May 2009. Interest accrues at the Wall Street Journal prime rate plus 2.5% (5.75% as of December 31, 2008) with a balance due of $1,755,921 as of December 31, 2008. In May 2009, the line was extended through May 2010 with an interest rate of the LIBOR base rate plus 4%. Advances under this line of credit are based on 80% of eligible accounts receivable and 65% of eligible foreign accounts receivable. The line of credit is secured by the assets of the Company. The Company must maintain certain covenants which include the provision of financial reports and the maintenance of certain financial ratios. The Company has not complied with certain reporting and financial covenants as of December 31, 2008. In March 2009, the bank agreed to waive all violations through December 31, 2008 and revised the financial covenants. The Company was in compliance with the revised covenants as of March 2009 and June 2009.

NOTE 6:	LONG-TERM DEBT

In December 2004, the Company entered into a $1,000,000 promissory note with a bank payable in December 2005. Interest is payable on a monthly basis at the Wall Street Journal prime rate plus 2.0% (5.25% as of December 31, 2008) and equal principal payments of $31,250 from January 2006 through the maturity date which was extended to December 2008. The note is secured by the assets of the Company. The note was paid in full as of June 2008.

In conjunction with the note, the Company granted the bank a warrant to purchase 14,426,059 shares of Series III preferred stock with an exercise price of $0.003. The estimated fair value of the warrant according to the Black-Scholes pricing model was $39,229, which was recorded as a warrant liability and debt discount, of which $13,076 was amortized as interest expense in 2008 and 2007. As of December 31, 2008, the debt discount had been fully amortized. The warrants liability was revalued to $70,888 to reflect the fair market value of the warrants as of December 31, 2008.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 7:	LEASE OBLIGATIONS AND COMMITMENT

The Company leases its office space under the terms of two operating leases. The Company also leases office space on a monthly basis at a rate of $1,101. The Company leases equipment under several capital leases. Future minimum lease payments required under the operating and capital leases for each of the years ending December 31, are as follows:

	Operating Leases	Capital Leases

2009	$126,281	72,282
2010	130,069	25,589
2011	133,972	14,495
2012	79,501	2,416

Total minimum lease payments	$469,823	114,782

Less amount representing interest at 6.0-15.0%		13,178

Present value of net minimum lease payments		101,604

Less current maturities		63,619

Long-term obligation under capital leases		37,985

Included in accrued expenses as of December 31, 2008 is $29,882 of deferred rent on the office space located in Alpharetta, Georgia.

The cost and accumulated amortization of equipment under the capital leases are the following as of December 31:

	2008	2007

Cost	$322,381	272,258
Less accumulated amortization	201,002	117,738

Total	$121,379	154,520

Rent expense related to non-cancelable operating leases for the years ended December 31, 2008 and 2007 was approximately $182,000 and $171,000.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 8:	STOCKHOLDERS’ EQUITY

Capital Structure

Authorized Shares – The Company is authorized to issue up to 1,992,502,790 shares of $0.0001 par value common stock and 856,936,183 shares of $0.0001 par value preferred stock, of which 583,175,210 have been designated as Series III redeemable preferred stock (“Series III”) and 273,760,973 have been designated as Series IV redeemable preferred stock (“Series IV”).

Common Stock

As of December 31, 2007, the Company had outstanding 18,330,865 shares of $0.0001 par value common stock.

On January 23, 2008, one board member exercised 57,164,863 options for $5,716.

Stockholders’ Agreement – A stockholders’ agreement restricts the transfer of common stock, details provisions covering the election of directors and officers, and covers certain other matters related to the rights of the stockholders.

Redeemable Convertible Preferred Stock

As of December 31, 2008 and 2007, the Company had outstanding 523,392,296 shares of Series III.

On August 9, 2007, the Company converted $934,889 in outstanding stockholder notes payable and $197,331 in accrued interest into 193,791,264 shares of Series IV at $0.0058425 per share.

Liquidation Rights – Upon any liquidation, dissolution or winding up of the Company, the holders of the outstanding shares of Series III shall be entitled to receive in preference to the holders of common stock and holders of any class of stock ranking junior to the Series III of the Company, an amount per share equal to two times the invested amount plus all accrued but unpaid dividends on each share of preferred stock; provided, however, that with respect to any liquidation, dissolution or winding up of the Company, that values the Company in excess of $10,000,000, the liquidation preference shall be automatically increased to an amount per share equal to four times the invested amount plus all accrued but unpaid dividends on each share of preferred stock. Such amounts shall be paid to each holder in cash, unless agreed to otherwise by such holder.

The holders of the outstanding shares of Series IV shall be entitled to receive in preference to the holders of common stock and the holders of any other class or Series of stock of the Company, an amount per share equal to the invested amount plus all accrued but unpaid dividends on each share of preferred stock.

Upon the completion of the liquidation distribution, the holders of preferred stock shall automatically be converted into common stock at the then effective conversion rate and the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of preferred stock (as converted) and common stock pro rata based on the number of shares of common stock held by each.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 8:	STOCKHOLDERS’ EQUITY (continued)

Voting Rights – The holder of each share of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock would be convertible.

At any such time and for so long as any shares of preferred stock are outstanding, the number of directors of the Company shall be seven directors, to be elected as follows:

a.	four directors shall be elected by the holders of preferred stock; and

b.	three directors shall be elected by the holders of a majority-in-interest of the common stock.

So long as at least 25% of preferred stock are then outstanding, except where the vote or written consent of the holder of a greater number of shares is required by law or by another provision of the certificate of incorporation, without first obtaining the affirmative vote or written consent of the holders of at least a majority, the Company shall not:

a.	amend or repeal any provision of, or add any provision to, the Company’s certificate of incorporation or bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of preferred stock;

b.	create or authorize the creation or increase the authorized amount of any additional class or series of shares of stock, unless the same ranks junior to preferred stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Company; or create or authorize any obligation or security convertible into shares of any class or series of stock unless such class or series of stock ranks junior to preferred stock as to dividends, redemption and the distribution of assets on the liquidation, dissolution or winding up of the Company; regardless of whether any such creation, authorization or increase shall be by means of amendment to the certificate of incorporation, or by merger, consolidation or otherwise;

c.	increase or decrease the authorized number of shares of preferred stock;

d.	enter into any agreement or understanding with respect to a capital transaction;

e.	voluntarily or involuntarily liquidate, dissolve or wind up the Company or its business;

f.	enter into any transaction or series of transactions (including without limitation by merger, consolidation or otherwise) which directly or indirectly effects an amendment of the Company’s certificate of incorporation or certificate of designation;

g.	pay any dividends with respect to any shares of common stock or any equity securities of the Company junior to the preferred stock;

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 8:	STOCKHOLDERS’ EQUITY (continued)

h.	purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or cause or permit any employee stock ownership plan, including any employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended, to purchase shares of any class of its capital stock except for repurchases of shares from former employees upon termination of employment pursuant to the terms of such former employees’ stock purchase agreements providing for such repurchases at the original issuance prices for such shares and except for redemption of the preferred stock;

i.	adopt or amend a stock option plan or employee stock ownership plan;

j.	make any capital expenditure, acquisitions or investments in excess of $300,000;

k.	license, sell or dispose of any asset or investment other than in the ordinary course of business with either a book value or fair market value in excess of $300,000;

l.	change the nature of its business; or

m.	amend the provisions pertaining to majority approval.

Conversion – Each share of preferred stock shall be convertible, at the option of the holder at any time after the date of issuance and without payment of additional consideration, into such number of common shares as is determined by dividing the consideration received by the Company for the purchase of each share by the conversion price in effect at the time of conversion. The conversion price shall initially be the amount of consideration received for each share. The conversion price is subject to adjustment for subdivisions, dividends, combinations, reclassifications, merger, sale, etc. Any unpaid or declared but unpaid dividends on the shares of preferred stock may also be converted into common stock.

Dividend Rights – The holders of the preferred stock shall be entitled to receive, out of funds legally available for the declaration of dividends, preferential cumulative dividends in a per share amount equal to 9% of the invested amount per share per annum on each share of preferred stock, which dividends shall accrue and shall be payable only upon conversion, liquidation or redemption. Such dividends shall commence to accrue on the shares of preferred stock, compound annually and be cumulative from and after the original date of issuance, whether or not the Board of Directors declares dividends. Such dividends shall be calculated on the basis of a 365-day year and shall be paid pro rata among the holders of the preferred stock.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 8:	STOCKHOLDERS’ EQUITY (concluded)

The dividend rate specified above shall be equitably adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like. In addition, the holders of shares of preferred stock shall be entitled to receive, out of the assets legally available therefore, dividends that are declared and paid with respect to the common stock (treating each share of preferred stock as being equal to the number of shares of common stock (including fractions of a share) into which each share of preferred stock is then convertible). No dividends may be paid with respect to the common stock of the Company until all dividends declared or accrued on all outstanding shares of the preferred stock have been set apart and paid. The Company shall be under no obligation to pay such dividends unless so declared by the Board of Directors. No dividends have been declared as of December 31, 2008. The cumulative dividends for the Series III were $600,146 and $430,766 as of December 31, 2008 and 2007. The cumulative dividends for the Series IV were $148,179 and $42,458 as of December 31, 2008 and 2007. The cumulative dividends have been included in the accretion.

Redemption – At any time after December 21, 2009 for the Series III and August 2012 for the Series IV and following the approval of a majority, each holder of preferred stock may elect to cause a redemption of all the shares of preferred stock held by such holder (an “Electing Holder”). The Company shall redeem all of the then outstanding shares of preferred stock held by the Electing Holder by paying to such Electing Holder in cash an amount per share equal to the greater of: (a) the liquidation preference or (b) the fair market value of each such share.

The “Fair Market Value” of a share of preferred stock shall mean the value jointly determined by the Company and the Electing Holders. In the opinion of management, the fair market value of the preferred stock was approximately $0.006 as of December 31, 2008.

Preemptive Rights – The holders of preferred stock shall have the right of first refusal to purchase any new securities (as defined in this Section (6)) that the Company may, from time to time, propose to sell and issue.

Diluted Shares Calculation

The following reflects the potential dilution of common stock as of December 31, 2008:

	Shares	Percent

Common stock	75,495,728	7.9%
Common stock options:
Granted	80,537,712	8.4%
Reserved for stock options	27,697,905	2.9%
Common stock warrants outstanding	33,439,899	3.5%
Preferred stock warrants outstanding	21,639,089	2.3%
Series III redeemable convertible preferred stock	523,392,296	54.7%
Series IV redeemable convertible preferred stock	193,791,264	20.3%

Total	955,993,893	100.0%

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 9:	COMMON STOCK OPTIONS AND WARRANTS

Stock Incentive Plan

In 2000, the Company adopted the Incentive Program (the “Plan”) for key employees. A total of 168,470,078 shares of common stock have been reserved for issuance under the Plan. In addition, Fullscope Canada adopted an Incentive Program, reserving 1,800,000 shares of common stock for issuance. Under the two plans, a combined total of 170,270,078 shares of common stock are available for issuance of which 27,697,905 shares are available for future grants as of December 31, 2008. Eligible plan participants include employees, directors, and consultants. The Plan permits the granting of incentive stock options and nonqualified stock options. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options vest based on terms in the stock option agreements and generally vest over 12 months and have a term of ten years.

The following summarizes the stock option balances as of December 31, 2008:

	Available For Grant	Options Outstanding	Weighted Average Exercise Price

Balance as of January 1, 2007	27,697,905	137,702,575	$0.0069
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	—	—

Balance as of December 31, 2007	27,697,905	137,702,575	0.0069
Granted	—	—	—
Forfeited	—	—	—
Exercised	—	(57,164,863)	.0001

Balance as of December 31, 2008	27,697,905	80,537,712	$0.012

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2008:

	Number of Options	Weighted-Average Remaining Contractual Life (In Years)	Weighted-Average Exercise Price

Outstanding	80,537,712	6.89	$0.01
Exercisable	80,537,712	6.89	0.01

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 9:	COMMON STOCK OPTIONS AND WARRANTS (concluded)

Selected information regarding stock options as of December 31, 2008 follows:

Exercise Price	Options Outstanding	Weighted-Average Remaining Life	Options Exercisable

$0.0001	80,030,806	6.92	80,030,806
1.3500	290,239	1.89	290,239
2.5000	216,667	3.13	216,667

	80,537,712		80,537,712

As of December 31, 2008, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements.

Warrant

A summary of warrants outstanding as of December 31, 2008 is as follows:

Warrants		Exercise Price	Expiration Date

Common stock warrants outstanding	2,903,538	0.0001	January – December 2011
Common stock warrants issues to related parties (see Note 11)	30,536,361	0.0001	December 24, 2011
Series III preferred stock warrants issued to related parties (see Note 11)	7,213,030	0.003	December 24, 2011
Series III preferred stock warrant issued to bank (see Note 6)	14,426,059	0.003	December 24, 2011

	55,078,988

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 10:	INCOME TAXES

The components of income tax expense (benefit) attributable to income before income taxes for the years ended December 31, 2008 and 2007 consisted of the following:

	2008	2007

Current:
Federal	$—	437,500
State	(28,400)	128,300

Total	$(28,400)	565,800

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of December 2008 and 2007 are as follows:

	2008	2007
Current deferred tax assets:
Accrued expenses	$237,300	148,100
Other assets	107,900	57,300
Valuation allowance	(345,200)	(205,400)

Net deferred tax assets, current	—	—

Noncurrent deferred tax assets:
Net operating loss carryforwards – U.S.	4,674,400	4,847,700
Net operating loss carryforwards – Canada	1,668,800	1,540,400
Research and development tax credits	141,800	108,900
Research and development expenses – Canada	36,300	26,500
Intangible assets	—	182,400
Other	456,700	218,600

Total deferred tax assets, noncurrent	6,978,000	6,924,500

Valuation allowance for deferred tax assets	(6,218,700)	(6,337,600)

Deferred tax assets, noncurrent	759,300	586,900

Noncurrent deferred tax liabilities:
Property and equipment	43,100	30,900
Capitalized software development costs	716,200	556,000

Net deferred tax liabilities, noncurrent	759,300	586,900

Net deferred tax liability	$—	—

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 10:	INCOME TAXES (concluded)

Income tax is computed at the statutory federal income tax rate of 34% and reconciled to the provision (benefit) for income taxes as follows:

	2008		2007
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

Expected income tax expense	$(129,100)	(34)%	420,700	34%
State taxes net of federal benefit	2,800	1%	69,500	6%
Nondeductible expenses	48,400	13%	57,400	4%
Research and development tax credit	(84,300)	(22)%	(71,900)	(6)%
Change in valuation allowance	20,900	5%	(323,700)	(26)%
Expiration of Canadian net operating losses	33,400	9%	460,000	37%
Other, including effect of tax rate brackets	79,600	21%	(46,200)	(4)%

Provision for income taxes	$(28,400)	(6)%	565,800	45%

The Company has established a valuation allowance against its deferred tax asset due to the uncertainty surrounding the realization of such asset.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years. The Company has calculated a limitation on its net operating losses and research and development credits prior to December 2004 due to this provision.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 11:	RELATED PARTY TRANSACTIONS

Notes Payable

In December 2004, the Company entered into promissory notes with three stockholders amounting to $300,600, $157,500, and $41,900 for a total of $500,000. The notes are payable in monthly interest installments of $3,006, $1,575, and $419 (interest at a rate of 1% per month) and the principal and interest payments from June 2008 through the maturity date of June 2009. As of December 31, 2008 the balances outstanding on the notes was $150,300, $78,750 and $20,950. Interest expense under these notes of $0 and $1,151 were accrued as of December 31, 2008 and 2007. Interest expense of $53,655 and $60,000 was recognized in 2008 and 2007.

In conjunction with these notes, the Company granted warrants to purchase 18,358,460 shares, 9,618,954 shares, and 2,558,947 shares of common stock. The estimated fair value of the warrants according to the Black-Scholes pricing model was $2,995, which was recorded as debt discount and fully amortized as interest expense as of December 31, 2007. Both the fair value and exercise price were $0.0001 per share.

Also in conjunction with these notes, the Company granted warrants to purchase 4,336,474 shares, 2,272,104 shares, and 604,452 shares of Series III preferred stock with an exercise price of $0.003. The estimated fair value of the warrants according to the Black-Scholes pricing model was $19,615 which was recorded as a warrant liability and debt discount, which was fully amortized as interest expense as of December 31, 2007. In 2007 the fair value of the warrants increased to $0.006 and an additional $6,177 was recorded as warrant liability. The warrant liability was reduced $6,486 to $70,888 to reflect the fair value of warrants as of December 31, 2008.

Rent

The Company rents office space in Alabama and Quebec, Canada from stockholders (see Note 7). In 2008 and 2007, $48,000 was paid to stockholders for annual rent expense.

Consulting Fees

As of December 31, 2008 and 2007, accrued expenses included $0 and $4,255 payable to both a stockholder and a Board member for consulting fees. In 2008 and 2007, $230,545 and $230,545 was paid for consulting fees to related parties and an additional $0 and $17,000 was included in accounts payable and $33,000 and $130,000 in accrued expenses as of December 31, 2008 and 2007.

FULLSCOPE, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2008 and 2007

NOTE 12:	EMPLOYEE BENEFIT PLANS

The Company maintains a qualified 401(k) Retirement Plan (the “Plan”). All full-time employees of the United States parent company are eligible to participate and participants may contribute up to IRS limitations. The Company will contribute 1.0% of an employee’s salary as long as the employee is contributing at least 1.0% into the Plan. The Company made contributions of $43,228 and $31,005 related to the Plan in 2008 and 2007.

The Company also maintains a Registered Retirement Savings Plan (“RRSP”) for all full-time employees of its Canadian subsidiary. The Company will contribute 50% for every employee dollar deferred up to 4%, to a maximum of $3,000 per year for those employees enrolled in the Plan. The individual maximum which can be contributed to the RRSP is $18,000. The Company made contributions of approximately $14,031 and $10,600 related to the Plan in 2008 and 2007.

NOTE 13:	CONTINGENCY

Litigation Settlement

In March 2008, the Company received a demand letter from a customer seeking a refund with respect to payments made by the customer in connection with software and services provided by the Company. The customer alleges that the Company failed to deliver a fully functional, maintainable and extensible working software system pursuant to a contract between the two parties. In January 2009, a settlement was reached and the Company is required to pay the plaintiff $350,000 within 20 days of the settlement and then 36 equal payments of $7,639. The Company’s insurance will cover $150,000 of the expenses and is included in accounts receivable as of December 31, 2008. As of December 31, 2008, management has accrued $625,000 for the settlement.

NOTE 14:	SUBSEQUENT EVENTS

In July 2008, the Company entered an agreement with Microsoft for a one-year option to purchase certain software for $7,500,000. The Company received a $500,000 nonrefundable option payment which will be applied to the final purchase price. On June 25, 2009, the Company entered into an asset purchase agreement for a total purchase price of $7,500,000 of which $6,300,000 was paid when the product was delivered and accepted by Microsoft. The balance of $700,000 shall be held in escrow accruing interest until one year after the purchase date.

On May 31, 2009, the line of credit was renewed with a limit of $2,250,000 with a maturity date of May 31, 2010. The interest rate is LIBOR base rate plus 4%.